Exhibit 21.1

Subsidiaries of the Registrant

Effective upon the Corporate Reorganization and the completion of this offering, the subsidiaries of the registrant will be as follows:

Subsidiary Name	Jurisdiction of Formation
1. Guardian Pharmacy of Arizona, LLC	Indiana
2. Guardian Pharmacy of Atlanta, LLC	Georgia
3. Guardian Pharmacy of Birmingham, LLC	Georgia
4. Guardian Pharmacy of Cincinnati, LLC	Georgia
5. Guardian Pharmacy of Colorado, LLC	Georgia
6. Guardian Pharmacy of Daytona, LLC	Georgia
7. Guardian Pharmacy of Eastern NC, LLC	Georgia
8. Guardian Pharmacy of Grand Island, LLC	Georgia
9. Guardian Pharmacy of Grand Rapids, LLC	Georgia
10. Guardian Pharmacy of Indianapolis LTC, LLC	Georgia
11. Guardian Pharmacy of Indianapolis Nuclear, LLC	Georgia
12. Guardian Pharmacy of Iowa, LLC	Georgia
13. Guardian Pharmacy of Jacksonville, LLC	Georgia
14. Guardian Pharmacy of Kansas City, LLC	Georgia
15. Guardian Pharmacy of Knoxville, LLC	Georgia
16. Guardian Pharmacy of Madison, LLC	Georgia
17. Guardian Pharmacy of Minneapolis, LLC	Georgia
18. Guardian Pharmacy of Maine, LLC	Georgia
19. Guardian Pharmacy of Minnesota, LLC	Georgia
20. Guardian Pharmacy of Missouri, LLC	Georgia
21. Guardian Pharmacy of Northern Virginia, LLC	Georgia
22. Guardian Pharmacy of NW Florida, LLC	Georgia
23. Guardian Pharmacy of Oklahoma, LLC	Georgia
24. Guardian Pharmacy of Oklahoma City, LLC	Georgia
25. Guardian Pharmacy of Orlando, LLC	Georgia
26. Guardian Pharmacy of Pennsylvania, LLC	Georgia
27. Guardian Pharmacy of Piedmont Carolinas, LLC	Georgia
28. Guardian Pharmacy of South Carolina One, LLC	Georgia
29. Guardian Pharmacy of Southeast Florida, LLC	Georgia
30. Guardian Pharmacy of Southeast Georgia, LLC	Georgia
31. Guardian Pharmacy of Southern California, LLC	Georgia
32. Guardian Pharmacy of Southwest Florida, LLC	Georgia
33. Guardian Pharmacy of St. Louis, LLC	Georgia
34. Guardian Pharmacy of Tampa, LLC	Georgia
35. Guardian Pharmacy of Tennessee One, LLC	Georgia
36. Guardian Pharmacy of Tennessee Two, LLC	Georgia
37. Guardian Pharmacy of Tennessee Three, LLC	Georgia
38. Guardian Pharmacy of Texas, LLC	Georgia
39. Guardian Pharmacy of Tucson, LLC	Georgia
40. Guardian Pharmacy of Tulsa, LLC	Georgia
41. Guardian Pharmacy of Virginia, LLC	Georgia
42. Guardian Pharmacy, LLC	Indiana